Exhibit 10.12

INCENTIVE STOCK OPTION AGREEMENT

GUARANTY FEDERAL BANCSHARES, INC.
2004 STOCK OPTION PLAN

A STOCK OPTION (the "Option") for a total of _____________ shares of common stock $______ par value ("Common Stock") of Guaranty Federal Bancshares, Inc. (the "Corporation"), is hereby granted to ___________________________ (the "Optionee"). The Option in all respects is subject to the terms and conditions of the Guaranty Federal Bancshares, Inc. 2004 Stock Option Plan (the "Plan"), which is incorporated by reference herein, receipt of which is hereby acknowledged by Optionee. The Option is intended to qualify as an Incentive Stock Option. Any capitalized terms that are not defined in this Agreement shall have the same meaning as in the Plan.

Option Price. The Option price is $______________ for each Share, being 100% of the fair market value, as determined by the Committee, of the Common Stock on the Date of Grant specified below.
Expiration Date. The expiration date for the Option is _______________________, 20___.
Vesting. This Option shall be exercisable in accordance with the provisions of the Plan, provided the holder of the Option is an Employee, Director or Director Emeritus of the Corporation as of the date of exercise, as follows:
Date	Shares	Percentage of Total Shares Awarded Which Are Exercisable/ Non-forfeitable

As of		20%
As of		40%
As of		60%
As of		80%
As of		100%

This Option shall vest to the extent and as of the dates specified above if Optionee serves continuously from the date of grant as an Employee, Director or Director Emeritus. Upon termination of Optionee’s service as an Employee, Director or Director Emeritus, Optionee will accrue no more vesting service. The Option shall be 100% vested and exercisable upon Optionee’s death or upon a Change in Control.

Exercise.
Method of Exercise. This Option shall be exercisable by a written notice which shall:
State the election to exercise the Option, the number of Shares with respect to which it is being exercised, the person in whose name the stock certificate or certificates for such Shares is to be registered, and his address and Social Security Number (or if more than one, the names, addresses and Social Security Numbers of such persons);
Contain such representations and agreements as to the holder’s investment intent with respect to the Shares to be acquired upon exercise as required by the Committee;
Be signed by the person or persons entitled to exercise the Option and, if the Option is being exercised by any person or persons other than the Optionee, be accompanied by proof, satisfactory to the Committee, of the right of such person or persons to exercise the Option; and
Be delivered in person or by certified mail to the Treasurer of the Corporation.
Payment of Exercise Price. Payment of the exercise price for the Shares with respect to which the Option is exercised shall be made in full in one of the following forms:
Certified or bank cashier’s or teller’s check; or
Delivery to the Committee of Shares that are free and clear of any liens, encumbrances, claims or security interests, having an aggregate Fair Market Value, as of the date of exercise, equal to the purchase price for the Shares being acquired upon exercise of the Option, provided that at the time of exercise the Common Stock is publicly traded and either the Optionee has held the Shares for the period required to avoid a change to the Corporation’s reported earnings (generally six months) or the Optionee did not acquire the Shares directly or indirectly from the Corporation; or
In the Committee’s sole discretion, by the Optionee authorizing a third party to sell Shares acquired upon exercise of the Option, and to remit to the Company the amount equal to the purchase price.
Restrictions on Exercise. This Option may not be exercised if the issuance of Common Stock upon such exercise would constitute a violation of any applicable federal or state securities or other law or valid regulation. This Option may be exercised during Optionee’s lifetime only by the Optionee and shall not be assignable or transferable otherwise than by will or by the laws of descent and distribution. As a condition to the exercise of this Option, the Corporation may require the person exercising this Option to make any representation and warranty to the Corporation as the Corporation determines may be required by any applicable law or regulation.
Exercise Term. This Option may not be exercised before the date of grant (six (6) months after the date of grant if Optionee is an Insider), and will expire and may not be exercised after the earliest of the following:
The expiration date set out in Section 2 above;
Three (3) months after the date Optionee ceased to be an Employee, Director or Director Emeritus, unless Optionee’s status ended due to
Disability, in which case this Option will expire and may not be exercised more than one (1) year following the date Optionee ceased to be an Employee, Director or Director Emeritus, or death, in which case this Option will expire and may not be exercised more than two (2) years following the date of death; or
the tenth (10th) anniversary of the date of grant.
To be treated as an "incentive stock option," Optionee must be an Employee continuously from the date of grant through the date three (3) months before the date the Option is exercised, except in the event of death or Disability. This could occur if Optionee continued to provide services to the Corporation as a Director or Director Emeritus after Optionee’s termination of employment, in which case the Option could be treated as a Non-Incentive Stock Option.

Non-transferability of Option. This Option may not be transferred in any manner otherwise than by will or the laws of descent and distribution and may be exercised during the lifetime of the Optionee only by the Optionee. The terms of this Option shall be binding upon the executors, administrators, heirs, successors and assigns of the Optionee.
Securities Law Compliance. Notwithstanding anything herein to the contrary, the Option may not be exercised unless the Shares issuable upon such exercise are then registered under the Securities Act of 1933, as amended, or, if such Shares are not so registered, the Committee has determined that such exercise and issuance would be exempt from the registration requirements of such Act. The exercise of the Option also must comply with other applicable laws and regulations governing the Option, and the Option may not be exercised if the Corporation determines that such exercise would not be in material compliance with such laws and regulations.
Withholding. The exercise of the Option in whole or in part constitutes authorization for the Corporation to withhold from payroll and other amounts due the Optionee, including from Shares otherwise issuable upon exercise of the Option, any amounts required to satisfy any federal, state or local tax withholding obligations that may arise in connection with the Option. The Option may not be exercised unless all such tax withholding obligations are satisfied.
Related Matters. Notwithstanding anything herein to the contrary, additional conditions or restrictions related to the Option may be contained in the Plan.
GUARANTY FEDERAL BANCSHARES, INC.

Date of Grant:                    By:

, Optionee

INCENTIVE STOCK OPTION EXERCISE FORM

GUARANTY FEDERAL BANCSHARES, INC.
2004 STOCK OPTION PLAN

(Date)

Guaranty Federal Bancshares, Inc.
1341 W. Battlefield
Springfield, Missouri 65807

Dear Sir:

The undersigned elects to exercise the Incentive Stock Option to purchase __________ shares of Common Stock of Guaranty Federal Bancshares, Inc. under and pursuant to the Incentive Stock Option Agreement dated                     .

Delivered herewith is a certified or bank cashier’s or teller’s check and/or shares of Common Stock, valued at the fair market value of the stock on the date of exercise, as set forth below.

$    of cash or check
    shares of Common Stock
$    Total

The name or names to be on the stock certificate or certificates and the address and Social Security Number of such person(s) is as follows:

Name:

Address:

Social Security Number:

I agree to notify you in writing within fifteen (15) days after the date of any disposition of any of the shares of Common Stock issued upon exercise of this Option that occurs within two (2) years after the date of grant of this Option or within one (1) year after such shares of Common Stock are issue upon exercise of this Option.

Very truly yours,

SECTION 6039 NOTICE

TO:        [Name of Person who exercised an incentive stock option during prior year]

FROM:    Guaranty Federal Bancshares, Inc.

RE:        Exercise of Incentive Stock Option

Pursuant to Internal Revenue Code Section 6039(a)(1), the following information is being furnished to you with regard to your exercise of an incentive stock option under Guaranty Federal Bancshares, Inc. 2004 Stock Option Plan during 20___:

1.    Corporation transferring the stock to you upon exercise of the option:
Guaranty Federal Bancshares, Inc.
1341 W. Battlefield
Springfield, MO 65807
Employer Identification Number: 43-1720231

2.    The corporation whose stock was transferred upon exercise of the option was the same as in item 1.

3.    Person to whom stock was transferred upon exercise of the option:

Name:
Address:

Social Security Number:

4.    Date option granted:

5.    Date of transfer of stock to you upon exercise of the option:

6.    Number of shares transferred to you upon exercise of the option:

7.    Total fair market value (at time of exercise) of stock transferred to you upon exercise of the option:8.    Aggregate option exercise price:

Please keep this statement for income tax purposes.

Dated:    January _____, 20___

GUARANTY FEDERAL BANCSHARES, INC.

By:

Exhibit 10.13